Exhibit 10.22

AMENDMENT NO. 1, dated as of August 7, 2013 (this “Amendment No. 1”), among THE WILLIAM CARTER COMPANY, a Massachusetts corporation (the “U.S. Borrower”), THE GENUINE CANADIAN CORP., an Ontario corporation (as successor by amalgamation to Northstar Canadian Operations Corp.) (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), CARTER’S, INC., a Delaware corporation, OSHKOSH B’GOSH, INC., a Delaware corporation, CARTER’S RETAIL, INC., a Delaware corporation, CARTER’S GIFTCARD COMPANY, INC., a Florida corporation, TWCC PRODUCT DEVELOPMENT AND SALES, INC., a Delaware corporation, each Lender party hereto and BANK OF AMERICA, N.A., as Administrative Agent, relating to (i) the Second Amended and Restated Credit Agreement dated as of August 31, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”) among the U.S. Borrower, the Canadian Borrower, the Administrative Agent and the Lenders named therein and (ii) the Guarantee Agreement (the “Guarantee”), dated as of October 15, 2010, among the U.S. Borrower, the other Guarantors party thereto and the Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, the Borrowers desire to amend the Credit Agreement, and the Borrowers and the Guarantors desire to amend the Guarantee on the terms set forth herein;
WHEREAS, Section 10.01 of the Credit Agreement permits certain amendments of the Loan Documents with the consent of the Administrative Agent, the U.S. Borrower, any other applicable Loan Parties and the Required Lenders;
WHEREAS, the Loan Parties and the Required Lenders desire to make the amendments set forth below pursuant to an amendment authorized by Section 10.01 of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments.
(a)    The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
“CDOR Rate” means, the rate per annum, equal to the average of the annual yield rates applicable to Canadian Dollar banker’s acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date of such Interest Period (or if such day is not a Business Day, then on the immediately preceding business Day) as reported on the “CDOR page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Guarantor” means each of (a) Holdings, (b) the U.S. Borrower (other than with respect to its direct Obligations as a primary obligor (as opposed to a guarantor) under (i) the Loan Documents, (ii) each Swap Contract permitted to be incurred pursuant to Section 7.03(n) entered into with any counterparty that is a Secured Party and (iii) all obligations in respect of any Treasury Management Agreement between any Loan Party and any Person that is a Secured Party) and (c) each Subsidiary Guarantor; provided that if any such Guarantor is released from its obligations hereunder as provided in Section 9.10, such Person shall cease to be a Guarantor hereunder effective upon such release.
“Qualified ECP Guarantor” shall mean, at any time, in respect of any Swap Obligation, each Guarantor that at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation has total assets exceeding $10,000,000 or such other amount specified under applicable law (including, without limitation, the Commodity Exchange Act) or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent in its reasonable discretion.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
(b)    The definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:
“Eurodollar Base Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i)(A) the British Bankers Association LIBOR Rate or a successor thereto as approved by the Administrative Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in the relevant currency, or (B) if such rate described in clause (i)(A) is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits for delivery on the first day of such Interest Period in the relevant currency in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period, or (ii) in the case of a Eurodollar Rate Loan denominated in Canadian Dollars, (A) the CDOR Rate, or (B) if such rate described in clause (ii)(A) is not available at such time for any reason, a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(b) for any interest calculation with respect to a Base Rate Loan or a Canadian U.S. Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent, in the case of a Base Rate Loan, or the Canadian Agent, in the case of a Canadian U.S. Base Rate Loan, from time to time) at approximately 11:00

a.m., London time, two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent, in the case of Base Rate Loans, or the Canadian Agent, in the case of Canadian U.S. Base Rate Loans, to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan or Canadian U.S. Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
(c)    The definition of “Secured Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of clause (b):
“; provided that the Secured Obligations shall exclude any Excluded Swap Obligations”
(d)    Sections 6.01(a) and 6.01(b) of the Credit Agreement are hereby amended by deleting “and the Equity Interests of the U.S. Borrower” appearing in each of Sections 6.01(a) and 6.01(b) of the Credit Agreement and replacing it with “, the Equity Interests of the U.S. Borrower and guarantees of other Indebtedness permitted to be incurred under Section 7.03(r) or (s) to the extent such Indebtedness appears on the consolidated balance sheet of Holdings and its Subsidiaries”.
(e)    Section 8.03 of the Credit Agreement is hereby amended by adding the following at the end of the second paragraph:
“Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.”
(f)    Section 1 of the Guarantee is hereby amended by adding the following after “impair each Guarantor’s liability hereunder” in the final sentence of the paragraph:

“; provided that the Secured Obligations shall exclude any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”) (the “Swap Obligations”) if, and to the extent that, all or a portion of this Guarantee, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any and all guarantees of the Guarantor’s Swap Obligations by the Borrower and any other Guarantor) at the time this Guarantee, or a grant by the Guarantor of a security interest becomes effective with respect to such Swap Obligation; provided that if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which this Guarantee or security interest becomes illegal (such excluded Swap Obligations, the “Excluded Swap Obligations”).
(g)    The following Section 2 is hereby added to the Guarantee and the subsequent paragraphs are renumbered accordingly:
“2.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2, or otherwise under the Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2 shall remain in full force and effect until the payment in full and discharge of the Secured Obligations. Each Qualified ECP Guarantor intends that this Section 2 constitute, and this Section 2 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
Section 2.    Representations and Warranties.The Loan Parties represent and warrant to the Lenders as of the date hereof and the Amendment No. 1 Effective Date (as defined below) that:
(a)    The execution, delivery and performance of this Amendment No. 1 have been duly authorized by all necessary corporate action by the Loan Parties, and do not and will not (i) contravene the terms of the Loan Parties’ Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Credit Agreement) under, or require any payment to be made under (i) any Contractual Obligation to which any Loan Party is a party or affecting the Loan Parties or the properties of the Loan Parties or any of their subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to any conflict, breach or contravention referred to in clause (b)(i), to the extent that such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect.
(b)    At the time of and after giving effect to this Amendment No. 1, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) to the extent that such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects, and (iii) that for purposes of this Section 2(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements of the U.S. Borrower and its Subsidiaries furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively.
(c)    At the time of and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred and is continuing.
Section 3.    Conditions to Effectiveness.This Amendment No. 1 shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent (or its counsel) shall have received from (i) Lenders constituting the Required Lenders, and (ii) each of the other parties hereto, either (x) a counterpart of this Amendment No. 1 signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy, facsimile or electronic transmission of a signed signature page of this Amendment No. 1) that such party has signed a counterpart of this Amendment No. 1;
(b)    The U.S. Borrower shall have paid or caused to be paid to the Administrative Agent all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents) of the Administrative Agent; and
(c)    All corporate and other proceedings taken or to be taken in connection with this Amendment No. 1 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.
Section 4.    Expenses.The U.S. Borrower agrees to reimburse the Administrative Agent for its and the other Agents’ reasonable out-of-pocket expenses incurred by them in connection with this Amendment No. 1, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.
Section 5.    Counterparts.This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.    Applicable Law.THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7.    Headings.The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Effect of Amendment.Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment No. 1 shall constitute a Loan Document for purposes of the Credit Agreement on and after the effectiveness of this Amendment No. 1, and all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 1.
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[Signature Page to Amendment No. 1]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.
THE WILLIAM CARTER COMPANY,
as the U.S. Borrower

By:	/s/ Richard F. Westenberger

Name:	Richard F. Westenberger
Title: Chief Financial Officer
THE GENUINE CANADIAN CORP.,
as the Canadian Borrower

By:	/s/ Richard F. Westenberger

Name:	Richard F. Westenberger
Title: Chief Financial Officer
OSHKOSH B’GOSH, INC.,
CARTER’S RETAIL, INC.,
CARTER’S GIFTCARD COMPANY, INC.,
TWCC PRODUCT DEVELOPMENT AND SALES, INC.,
each as a Subsidiary Guarantor

By:	/s/ Richard F. Westenberger

Name:	Richard F. Westenberger

Title: Chief Financial Officer
CARTER’S, INC.,
as a Guarantor

By:	/s/ Richard F. Westenberger

Name:	Richard F. Westenberger
Title: Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
By: /s/ Jaime Eng

Name:	Jaime Eng
Title: Vice President
BANK OF AMERICA, N.A.
as a Lender
By: /s/ Jaime Eng

Name:	Jaime Eng
Title: Vice President

BANK OF AMERICA, N.A, Canada Branch
as a Lender

By: /s/ Medina Sales de Andrade

Name:	Medina Sales de Andrade
Title: Vice President